                                                                   EXHIBIT 10.23


                                     Lease


                                by and between


                              Boulder 38/TH/ LLC


                                      and


                             Genomica Corporation

                               December 30, 1999

ARTICLE I - REFERENCE DATA..................................................................................    1
   1.1   BASIC LEASE TERMS..................................................................................    1
         -----------------
   1.2   EXHIBITS...........................................................................................    3
         --------
ARTICLE II - PREMISES AND TERM..............................................................................    3
   2.1   PREMISES...........................................................................................    3
         --------
   2.2   APPURTENANT RIGHTS AND RESERVATIONS................................................................    3
         -----------------------------------
   2.3   TERM...............................................................................................    3
         ----
ARTICLE III - DELIVERY OF PREMISES; CONSTRUCTION............................................................    3
   3.1   INITIAL CONSTRUCTION...............................................................................    3
         --------------------
   3.2   DELIVERY OF POSSESION AND COMMENCEMENT DATE........................................................    4
         -------------------------------------------
   3.3   CONCLUSIVENESS OF LANDLORD'S PERFORMANCE...........................................................    4
         ----------------------------------------
   3.4   GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION......................................................    4
         ---------------------------------------------
ARTICLE IV - RENT...........................................................................................    5
   4.1   BASE RENT..........................................................................................    5
         ---------
   4.2   ADDITIONAL RENT....................................................................................    6
         ---------------
   4.3   REAL PROPERTY TAXES................................................................................    7
         -------------------
   4.4   CAM EXPENSES.......................................................................................    7
         ------------
   4.5   PAYMENTS...........................................................................................    8
         --------
ARTICLE V - LANDLORD'S COVENANTS............................................................................    9
   5.1   LANDLORD'S COVENANTS DURING THE TERM...............................................................    9
         ------------------------------------
   5.2   INTERRUPTIONS......................................................................................   10
         -------------
ARTICLE VI - TENANT'S COVENANTS.............................................................................   10
   6.1   TENANT'S COVENANTS DURING THE TERM.................................................................   10
         ----------------------------------
ARTICLE VII - CASUALTY AND TAKING...........................................................................   16
   7.1   CASUALTY AND TAKING................................................................................   16
         -------------------
   7.2   RESERVATION OF AWARD...............................................................................   16
     ------------------------
ARTICLE VIII - RIGHTS OF MORTGAGEE..........................................................................   16
   8.1   SUBORDINATION......................................................................................   16
         -------------
   8.2   SUCCESSOR LANDLORD.................................................................................   17
         ------------------
   8.3   NO PREPAYMENT OR MODIFICATION, ETC.................................................................   18
         ----------------------------------
ARTICLE IX - DEFAULT........................................................................................   18
   9.1   EVENTS OF DEFAULT..................................................................................   18
         -----------------
   9.2   TENANT'S OBLIGATIONS AFTER TERMINATION.............................................................   19
         --------------------------------------
ARTICLE X - RIGHT OF RENEWAL; RIGHT OF FIRST NEGOTIATION....................................................   20
   10.1   RENEWAL OPTIONS...................................................................................   20
          ---------------
   10.2   RIGHT OF FIRST NEGOTIATION........................................................................   21
          --------------------------
ARTICLE XI - MISCELLANEOUS..................................................................................   21
   11.1   NOTICES FROM ONE PARTY TO THE OTHER...............................................................   21
          -----------------------------------
   11.2   BIND AND INURE....................................................................................   22
          --------------
   11.3   NO SURRENDER......................................................................................   22
          ------------
   11.4   NO WAIVER, ETC....................................................................................   22
          --------------
   11.5   NO ACCORD AND SATISFACTION........................................................................   22
          --------------------------
   11.6   CUMULATIVE REMEDIES...............................................................................   23
          -------------------
   11.7   LANDLORD'S RIGHT TO CURE..........................................................................   23
          ------------------------

   11.8      ESTOPPEL CERTIFICATE...........................................................................   23
             --------------------
   11.9      WAIVER OF JURY TRIAL...........................................................................   24
             --------------------
   11.10     ACTS OF GOD....................................................................................   24
             -----------
   11.11     BROKERAGE......................................................................................   24
             ---------
   11.12     SUBMISSION NOT AN OFFER........................................................................   24
             -----------------------
   11.13     APPLICABLE LAW AND CONSTRUCTION................................................................   25
             -------------------------------
   11.14     SECURITY DEPOSIT...............................................................................   25
             ----------------
   11.15     SIGNS..........................................................................................   26
             -----
EXHIBIT A - PLAN OF PREMISES................................................................................  A-1
EXHIBIT B - WORK LETTER.....................................................................................  B-1
EXHIBIT C - IRREVOCABLE LETTER OF CREDIT....................................................................  C-1

                                   ARTICLE I
                                REFERENCE DATA

1.1  BASIC LEASE TERMS.

     Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1:

LANDLORD:                                Boulder 38/th/ LLC, a Delaware limited
                                         liability company

LANDLORD'S NOTICE ADDRESS:               c/o Great Point Investors LLC 265
                                         Franklin Street, 18/th/ Floor Boston,
                                         MA 02110
                                         Attn: John H. Baxter

                                         with a copy to:
                                         Bancroft Capital Advisors, Inc.
                                         1112 Ocean Drive, Suite 300
                                         Manhattan Beach, CA
                                         Attn: Douglas J. McDonald

TENANT:                                  Genomica Corporation

TENANT'S NOTICE ADDRESS:                 1745 38/th/ Street
                                         Boulder, CO
                                         Attn: Dan Hudspeth

PREMISES:                                24,000 rentable square feet in the
                                         building commonly known as 1745 38/th/
                                         Street, Boulder, Colorado (the
                                         "Building"), which Premises are shown
                                         on the plan attached to this Lease as
                                         Exhibit A, together with the right, in
                                         ---------
                                         common with others, to use certain
                                         parking areas and other improvements
                                         related to the Building and the
                                         property known as 1715-1785 38/th/
                                         Street (the "Property")

RENTABLE FLOOR AREA OF PREMISES:         24,000 rentable square feet

COMMENCEMENT DATE:                       Substantial completion of Landlord's
                                         Work (as provided for in Section 3.1)

BASE RENT COMMENCEMENT DATE:             One month after the Commencement Date

BUILDING RENTABLE AREA:                  55,645 rentable square feet

TENANT'S PRO RATA SHARE:                 43%

EXPIRATION DATE:                         Five years from the Rent Commencement
                                         Date

TERM: Approximately five years and one month commencing on the Commencement Date and expiring on the Expiration Date

LEASE YEAR:                              The period of twelve full calendar
                                         months beginning with the first full
                                         calendar month of the Term, and each
                                         subsequent period of twelve full
                                         calendar months during the Term

ANNUAL BASE RENT:                        Lease Year 1    $366,000
                                         Lease Year 2    $376,980
                                         Lease Year 3    $388,290
                                         Lease Year 4    $399,939
                                         Lease Year 5    $411,937

SECURITY DEPOSIT:                        Irrevocable letter of credit in the
                                         following amounts:

                                         Lease Year 1    $350,000
                                         Lease Year 2    $315,000
                                         Lease Year 3    $270,000
                                         Lease Year 4    $215,000
                                         Lease Year 5    $170,000

                                         If the Tenant does not spend all of the
                                         Tenant Improvement Allowance, the
                                         Security Deposit shall be reduced by
                                         the amount not expended.

PERMITTED USES:                          General office purposes

TENANT IMPROVEMENT ALLOWANCE:            $216,000 ($9.00/RSF)

PARKING SPACES:                          80 unreserved spaces
                                         (3 spaces per 1,000 RSF)

BROKERS:                                 Dean Callan & Company, Frederick Ross
                                         Company and The Staubach Company

1.2  EXHIBITS.

     The exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as part of this Lease:

     EXHIBIT A      Plan of Premises
     EXHIBIT B      Work Letter
     EXHIBIT C      Form of Letter of Credit

                                  ARTICLE II
                               PREMISES AND TERM

2.1  PREMISES.

     Landlord hereby leases to Tenant, and Tenant leases from Landlord the Premises for the rents hereinafter reserved, and upon and subject to the terms and conditions of this Lease.

2.2  APPURTENANT RIGHTS AND RESERVATIONS.

     Tenant shall have, as appurtenant to the Premises, the nonexclusive right to use and to permit its invitees to use in common with others the Common Areas (as defined in Section 4.4) of the Building. Such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord by written notice to Tenant in advance and to the right of Landlord to reasonably designate and change from time to time any Common Areas provided Tenant is given written notice before any such change.

2.3  TERM.

     The Premises are leased for the Term unless the Term shall sooner terminate pursuant to any of the terms of this Lease or pursuant to Law.

                                  ARTICLE III
                       DELIVERY OF PREMISES; CONSTRUCTION

3.1  INITIAL CONSTRUCTION.

As indicated in the Work Letter Agreement attached hereto as Exhibit B (the
                                                             ---------
"Work Letter"), Landlord shall complete the Landlord's Work (as defined in the Work Letter) on the terms, conditions and provisions set forth in the Work Letter. Except for Landlord's Work, Landlord is leasing the Premises to Tenant "as is," without any representations or warranties of any kind (including, without limitation, any express or implied warranties of merchantability, fitness or habitability), subject to all recorded matters, laws, ordinances, and governmental regulations and orders.

3.2  DELIVERY OF POSSESION AND COMMENCEMENT DATE.

For purposes of determining the Commencement Date only, the Premises shall be considered as delivered upon the first to occur of:

     (a) the date on which (i) Landlord or Landlord's architect gives notice of Substantial Completion (as hereinafter defined) of Landlord's Work; provided that Substantial Completion has occurred on said date, and (ii) Landlord has delivered actual possession of the Premises to Tenant free of all tenants and occupants; or

     (b) if the date of Substantial Completion of Landlord's Work is delayed by reason of Tenant Delays (as defined in the Work Letter), the date on which, in Landlord's reasonable judgment, Landlord's Work would have been Substantially Completed but for such Tenant Delays.

     "Substantial Completion"  of Landlord's Work shall mean (i) completion of
      ----------------------
Landlord's Work except for items which can be completed after Tenant's occupancy without undue interference with Tenant's use of the Premises ("Punchlist Items") and (ii) the issuance of a certificate of occupancy for the Premises with respect to Landlord's Work. Landlord shall use reasonable efforts to complete all Punchlist Items within thirty days or, if such completion is not feasible for any reason, as soon as conditions permit, and Tenant shall afford Landlord access to the Premises for such purpose pursuant to the terms of this Lease, provided that Landlord does not unreasonably interfere with Tenant's use or occupancy of the Premises.

The Commencement Date shall not, however, be earlier than March 15, 2000.

3.3  CONCLUSIVENESS OF LANDLORD'S PERFORMANCE.

Except for latent defects, and except to the extent Tenant shall have given Landlord notice not later than 90 days after the Commencement Date of defects in Landlord's Work, Tenant shall have no claim that Landlord has failed to perform any of Landlord's Work.

3.4  GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION.

     Tenant shall not make any installations, alterations, additions, or improvements in or to the Premises, including, without limitation, any apertures in the walls, partitions, ceilings or floors, without on each occasion obtaining the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Tenant shall reimburse Landlord for all costs incurred by Landlord or any Superior Mortgagee (as defined below) in reviewing Tenant's proposed installation, alterations, additions or improvements, and provided further that, in order to protect the functional integrity of the Premises, all such installations, alterations, additions or improvements shall be performed by contractors selected from a list of approved contractors prepared by Landlord from time to time. Any such work so approved by Landlord shall be performed only in accordance with plans and specifications therefor approved by Landlord. Tenant shall procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Premises and shall perform all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable insurance requirements, laws, ordinances, regulations and orders of governmental authorities. Tenant shall employ for such work only contractors approved by Landlord, which approval shall not be unreasonably withheld, and shall require all contractors employed by Tenant to carry worker's compensation insurance in accordance with statutory requirements and commercial general liability insurance covering such contractors on or about the Premises with a combined single limit not less than $3,000,000 and shall submit certificates evidencing such coverage to Landlord prior to the commencement of such work. Tenant shall indemnify and hold harmless Landlord from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work. Landlord may inspect the work of Tenant at reasonable times and give notice of observed defects. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts and proof of payment for all labor and materials.

Tenant covenants and agrees that with respect to the carpentry work on any and all alterations, improvements and/or additions that are made to the Premises, Tenant's construction managers, general contractors and subcontractors shall be signatory to and in good standing under the Carpenters Union collective bargaining agreement covering the geographical area where the work is performed, and with respect to non-carpentry work, wherever possible, such work shall be performed by contractors signatory to and in good standing under the collective bargaining agreement of the local building trades union affiliated with the AFL-CIO which covers that work. If the construction manager, general contractor and/or subcontractor with responsibility for the carpentry work is not signatory to and in good standing under the Carpenters Union's collective bargaining agreement, then the Landlord shall have the right, upon 24 hours' written notice to Tenant, to order Tenant to cease all work on the Premises, in which event all work then in progress shall be halted and shall not be recommenced until and unless Tenant's construction manager, general contractor and/or subcontractor becomes subject to or covered by and in good standing under the Carpenters Union's collective bargaining agreement.

                                  ARTICLE IV
                                     RENT

4.1  BASE RENT.

     Beginning on the Base Rent Commencement Date, Tenant agrees to pay rent to Landlord without notice or demand and without any offset or reduction whatever (except as made in accordance with the express provisions of this Lease), equal to the Base Rent in equal installments in advance on the first day of each calendar month included in the Term. If the Base Rent Commencement Date occurs on a day other than the first day of a calendar month, Tenant shall pay to Landlord, on the Commencement Date, Base Rent for the partial month after the Commencement Date at the proportionate rate payable for such portion.

4.2  ADDITIONAL RENT.

All sums payable by Tenant under this Lease other than Base Rent shall be deemed "Additional Rent;" the term "Rent" shall mean Base Rent and Additional Rent. Landlord shall reasonably estimate in advance by written notice to Tenant at least thirty days in advance and beginning on the Commencement Date Tenant shall pay the following costs (the "Total Operating Costs"), to be paid with the Base Rent throughout the Term in equal monthly installments based on Landlord's most recent reasonable estimate: (i) all Real Property Taxes for which Tenant is liable under Section 4.3 of the Lease, (ii) all utility costs (if not separately metered) for which Tenant is liable under Section 6.1.1 of the Lease, and (iii) all CAM Expenses for which Tenant is liable under Section 4.4 of the Lease. Landlord may adjust its estimates of Total Operating Costs at any time based upon Landlord's experience and reasonable anticipation of costs, upon at least ten business days prior written notice specifying the reasons for any adjustments. Such adjustments shall be effective as of the next Rent payment date after notice to Tenant. Within 90 days after the end of each fiscal year (which shall be January 1 through December 31 for this Lease) during the Term, Landlord shall deliver to Tenant a statement (the "Statement") prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the Total Operating Costs paid or incurred by Landlord during the preceding fiscal year. Within thirty days after Tenant's receipt of such Statement, there shall be an adjustment made in good faith between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) in order that Landlord shall have received the actual amount of Total Operating Costs for such period. Tenant (and its accountants and representatives) shall have the right, within thirty days of receipt of the Statement, to notify Landlord that it would like to audit Landlord's books and records with respect to the Total Operating Costs. Such audit is to be at Tenant's sole cost and expense (except as provided in the following sentence) and is to performed and completed within two months of the receipt of the Statement by Tenant. . If such audit reveals that Total Operating Costs billed to Tenant exceed the actual Total Operating Costs by more than ten percent, Landlord shall pay to Tenant the reasonable costs of such audit and Landlord will refund to Tenant the amount of any such overpayment.

     In addition to its obligation to pay Base Rent and Total Operating Expenses, Tenant is required hereunder to pay directly to suppliers, vendors, carriers, contractors, etc. certain insurance premiums, utility costs, personal property taxes, cleaning and other expenses (collectively "Additional Expenses"). If Landlord pays for any Additional Expenses in accordance with the terms of this Lease, Tenant's obligation to reimburse such costs shall be an Additional Rent obligation. Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent due after Tenant received written notice of the amount of such Additional Rent.

4.3  REAL PROPERTY TAXES.

     Tenant shall pay its Pro Rata Share of all Real Property Taxes on the Property attributable to any period included in the Term; provided, however, if the Term includes only a portion of a fiscal tax period, the Real Property Taxes for such period shall be prorated according to the fraction of the total days in such period falling within the Term, and Tenant shall be responsible for paying only such prorated amount. The term "Real Property Taxes" shall mean taxes, assessments (special, betterment, or otherwise), levies, fees, rent taxes, impositions, excises, charges, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are imposed or levied upon or assessed against the Premises or any Rent or other sums payable by any tenants or occupants thereof. If at any time during the term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, or in lieu of increases therein, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Property or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy, or charge (distinct from any now in effect) measured by or based, in whole or in part, upon gross rents, then all of such taxes, assessments, levies, or charges, to the extent so measured or based, shall be deemed to be a Real Property Tax. Notwithstanding any other provision of this Lease, Real Property Taxes shall not include, and Tenant shall have no obligation to pay, any taxes on Landlord's net income. Landlord shall have the right, but not the obligation, to dispute any Real Property Taxes attributable to any fiscal tax period included wholly or partially within the Term. The cost of such review and/or contest shall be included in the calculation of Total Operating Costs.

4.4  CAM EXPENSES.

     "CAM Expenses" are all out-of-pocket costs and expenses paid or incurred by Landlord in connection with the operation and maintenance of the Common Areas (as defined below), the Property and the repair and maintenance of the heating, ventilation, air conditioning, plumbing, electrical, utility, and safety systems, including, but not limited to, the following: gardening and landscaping; snow removal; utility, water and sewage services for the Common Areas or provided to all tenants of the Property; maintenance of signs; worker's compensation insurance; personal property taxes; rental or lease payments for rented or leased personal property used in the operation or maintenance of the Common Areas; fees for required licenses and permits; routine maintenance, repair and replacement of roof membrane, flashings, gutters, downspouts, roof drains, skylights and waterproofing; repair, maintenance and replacement of paving (including sweeping, striping, repairing, resurfacing and repaving); general maintenance; painting; lighting; cleaning; refuse removal; payroll of maintenance personnel and management personnel not above the level of property manager; security guards; a property management fee (not to exceed 5% of the net income of the Property); and premiums for the insurance carried by Landlord pursuant to Section 5.1.4 of this Lease. Notwithstanding any other provision of this Lease, CAM Expenses shall not, however, include the following: leasing commissions, advertising expenses, legal fees and other costs in leasing and procuring new tenants for the Property; expenditures for capital improvements except (i) capital expenditures which Landlord reasonably anticipates will have the effect of reducing current and/or future CAM Expenses and (ii) capital expenditures required by laws enacted or regulations promulgated after the date of this lease (provided, however, only an amortized portion of any capital expenditures permitted to be included in CAM Expenses shall be included in CAM Expenses for the year in which the expenditures are incurred and subsequent years, on a straight line basis, over an appropriate useful life, with an interest factor reasonably determined by Landlord at the time of Landlord's having incurred said expenditure); cost of repairs or replacements incurred by reason of fire or other casualty or by the exercise of the right of eminent domain to the extent to which Landlord is compensated therefor through proceeds of insurance or a condemnation award; accounting and legal fees and other expenses incurred in disputes with tenants; costs incurred in performing work or furnishing services exclusively to or for the benefit of individual tenants or prospective tenants and which are separately billed to such tenants, including, but not limited to painting, redecorating and after hours HVAC; payments of principal, interest and other charges under any Superior Mortgage or rent and other charges payable under any Superior Lease; salaries, wages, benefits and other expenses of administrative employees and other employees involved in the operation or management of the Property above the level of property manager; compensation paid to employees or other persons in connection with commercial concessions operated by Landlord; and Landlord's general overhead not directly related to the operation or maintenance of the Property.

     As used in this Lease, "Common Areas" shall mean all areas within the Property (and located on property adjacent to the Property of which the Property has the beneficial use) which are not part of the rentable areas of the Property, including, but not limited to, lobbies, loading docks, parking areas, driveways, sidewalks, access roads, landscaping, and planted areas. Landlord, from time to time, may change the size, location, nature, and use of any of the Common Areas, convert Common Areas into leasable areas, construct additional parking facilities (including parking structures), and increase or decrease Common Area land or facilities. Tenant acknowledges that such activities may result in inconvenience to Tenant.

4.5  PAYMENTS.

     All payments of Rent shall be made to Landlord at Landlord's Notice Address, or to such other person as Landlord may from time to time designate by written notice to Tenant. If any installment of Rent is paid more than 5 days after the due date thereof, at Landlord's election, it shall bear interest from such due date at a rate equal to the average prime commercial rate from time to time established by BankBoston plus 4% per annum, which interest shall be immediately due and payable as further Additional Rent. Interest shall not, however, be charged with respect to the first two times, if any, in each Lease Year, that a Rent payment is more than 5 days late.

                                   ARTICLE V
                             LANDLORD'S COVENANTS

5.1  LANDLORD'S COVENANTS DURING THE TERM.

     Landlord covenants during the Term:

     5.1.1  Repairs and Maintenance. Except as provided in Article VII, Landlord
            -----------------------
shall perform all maintenance, repairs and replacements necessary to keep in good condition and working order, and in compliance with all applicable laws, the foundation, columns, exterior walls, floors, roof and other structural elements of the Building (collectively, "Structural Components"), and the outdoor lighting, sprinkler system, Building electrical system, Building pipes and plumbing system, all Common Areas, the HVAC system and all other mechanical systems and equipment of the Building. Within a reasonable time after receiving actual knowledge thereof, Tenant shall notify Landlord of any maintenance within the Premises that Landlord is obligated to perform pursuant to this Section 5.1.1.


     5.1.2  Quiet Enjoyment. That Landlord has the right to make this Lease and
            ---------------
that Tenant on paying the Rent and performing its obligations hereunder shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject however to all the terms and provisions hereof.

     5.1.3  Insurance. During the Term, Landlord shall maintain in effect all
            ---------
risk insurance covering loss of or damage to the Building and other improvements at the Property in the amount of its replacement value with such endorsements and deductibles as Landlord shall reasonably determine from time to time. Landlord shall have the right to obtain flood, earthquake, and such other insurance as Landlord shall reasonably determine from time to time or shall be required by any lender holding a security interest in the Premises. Landlord shall not obtain insurance for Tenant's trade fixtures, equipment or building improvements. During the Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent, plus estimated Real Property Taxes, Operating Costs, and insurance premiums. Tenant shall not do or permit anything to be done which shall invalidate any such insurance. Any policy obtained by Landlord shall not be contributory, shall not provide primary insurance, and shall be excess over any insurance maintained by Tenant. Landlord shall also maintain during the Term a policy of general liability insurance with respect to the Premises naming Tenant as an additional insured, with a cross-liability endorsement.

     5.1.4  Tenant's Access. Tenant shall have access to the Premises at all
            ---------------
times (24 hours each day and seven days each week).

5.2  INTERRUPTIONS.

     Landlord shall not be liable to Tenant for any compensation or reduction of Rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord's entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion thereof unless such event is caused by Landlord's negligence. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause beyond Landlord's reasonable control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Article VII, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

     Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency acting in good faith, until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance written notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

     Landlord also reserves the right, by written notice to Tenant at least 10 days in advance, to institute such policies, programs and measures as may be required to comply with applicable codes, rules, regulations or standards.

                                  ARTICLE VI
                              TENANT'S COVENENTS

6.1  TENANT'S COVENANTS DURING THE TERM.

     Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

     6.1.1  Tenant's Payments. To pay when due (a) all Base Rent and Additional
            -----------------
Rent, (b) all taxes which may be imposed on Tenant's personal property in the Premises (including, without limitation, Tenant's fixtures and equipment) regardless to whomever assessed, (c) all charges by public utilities for telephone, electricity and other utility services (including service inspections therefor) rendered to the Premises, and (d) as Additional Rent, all other charges payable to Landlord pursuant to this Lease.

     6.1.2  Repairs and Yielding Up. Except as otherwise provided in Article
            -----------------------
VII, at Tenant's sole expense to keep the Premises in as good order, repair and condition as exists on the Commencement Date or in such improved condition as it may be put during the Lease Term, reasonable wear and damage by fire, casualty and eminent domain excepted, and to make all necessary and customary repairs thereto in order to do so; and at the expiration or termination of this Lease peaceably to yield up the Premises and all changes and additions therein in good order, repair and condition, first removing all goods and effects of Tenant and any items, the removal of which is required by agreement or specified herein to be removed at Tenant's election and which Tenant elects to remove, and repairing all damage caused by such removal and restoring the Premises and leaving them clean and neat.

     6.1.3  Cleaning. At its sole cost and expense enter into a service contract
            --------
to provide for the cleaning of the Premises. Such cleaning contracts and the vendors thereunder shall be subject to Landlord's reasonable approval.

     6.l.4  Occupancy and Use. Continuously from the Commencement Date, to use
            -----------------
and occupy the Premises only for the Permitted Uses; not to injure or deface the Premises; and not to permit in the Premises any use thereof which is contrary to law or ordinances, or creates a nuisance or to render necessary any alteration or addition to the Building; not to dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the septic, sewage or other waste disposal system serving the Premises, not to generate, store or dispose of hazardous substances in or on the Premises or dispose of hazardous substances from the Premises to any other location without the prior written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned, and then only in compliance with all applicable laws, ordinances and regulations; to notify Landlord of any incident which would require the filing of a notice under applicable federal, state, or local law; not to store or dispose of hazardous substances on the Premises without first submitting to Landlord a list of all such hazardous substances and all permits required therefor and thereafter providing to Landlord on an annual basis Tenant's certification that all such permits have been renewed with copies of such renewed permits; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws, to the extent applicable to Tenant's use of the Premises. "Hazardous substances" as used in this paragraph shall mean "hazardous substances" as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S)9601 and regulations adopted pursuant to said Act, provided, however, "hazardous substances" shall not include customary quantities of ordinary office and cleaning products, fuel for any generators on the Premises.

     6.1.5  Rules and Regulations/Security. To comply with any reasonable rules
            ------------------------------
and regulations hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Premises and the Property. To provide, at its sole cost and expense, any security system serving the Premises. Tenant acknowledges that Landlord is not providing any security system or security guards at the Property.

     6.1.6  Safety Appliances. To keep the Premises equipped with all safety
            -----------------
appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant and to procure all licenses and permits so required because of such use and, if reasonably requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses.

     6.1.7  Assignment and Subletting. Not without the prior written consent of
            -------------------------
Landlord, which consent shall not be unreasonably withheld or delayed, to assign this Lease, to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant, voluntarily or by operation of law; as Additional Rent, to reimburse Landlord promptly for reasonable and customary legal and other expenses (up to $1,500 per occurrence) incurred by Landlord or any Superior Mortgagee in connection with any request by Tenant for consent to assignment or subletting; no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance. Landlord's consent to any proposed assignment or subletting is required both as to the terms and conditions thereof, and as to the creditworthiness of the proposed assignee or subtenant and the consistency of the proposed assignee's or subtenant's business with the Permitted Uses of the Premises. In the event that any assignee or subtenant pays to Tenant any consideration attributable to the interest in this Lease or the Premises so assigned or subleased in excess of the Rent then payable hereunder, or pro rata portion thereof on a square footage basis for any portion of the Premises, after deducting Tenant's reasonable attorneys' fees, brokerage commissions and other expenses relating to such assignment or sublease, Tenant shall promptly pay 50% of said net excess to Landlord as and when received by Tenant. If a Tenant requests Landlord's consent to assign this Lease or sublet more than 1/3 of the Premises, or the assignment or sublease term will begin three or fewer months before the end of the Lease Term, Landlord shall have the option, exercisable by written notice to Tenant given within 10 days after receipt of such request, to terminate this Lease as of a date specified in such notice which shall be not less than 30 days after the date of such notice.

Notwithstanding the foregoing, Tenant shall have the right, without Landlord's consent, to assign this Lease to an affiliate of Tenant; provided, however, Tenant shall provide Landlord fifteen (15) business days' prior written notice to Landlord and shall provide evidence reasonably acceptable to Landlord that the assignee shall have a net worth and creditworthiness at least equal to the greater of (i) Tenant's net worth and creditworthiness on the date of this Lease or (ii) Tenant's net worth and creditworthiness on the date of such notice.

     6.l.8  Indemnity. To defend, with counsel approved by Landlord, all actions
            ---------
against Landlord, its officers, directors, members, employees, agents, advisors and contractors and all others who could be liable for the obligations of any of them, and any holders of mortgages secured by the Property ("Indemnified Parties") with respect to, and to indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature (a) to which any Indemnified Party is subject because of its estate or interest in the Property, or (b) arising from (i) injury to or death of any person, or damage to or loss of property, on the Property, or connected with the use, condition or occupancy of any thereof, (ii) a breach of Tenant's obligations under this Lease, or (iii) any act, negligence or willful misconduct of Tenant or its employees, agents, contractors, licensees, sublessees or invitees; except to the extent arising from the gross negligence or willful misconduct of Landlord or any Indemnified Party.

     6.1.9  Tenant's Liability Insurance.
            ----------------------------

            a.   Liability Insurance. To maintain in effect commercial general
                 -------------------
liability insurance insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury at the Premises. Such insurance shall name Landlord, its property manager, any mortgagee of which Tenant has received written notice, and Great Point Investors LLC, as additional insureds. The initial amount of such insurance shall be One Million Dollars ($1,000,000) per occurrence, Two Million Dollars ($2,000,000) in the aggregate, and shall be subject to reasonable periodic increases specified by Landlord based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers, and other relevant factors. The liability insurance obtained by Tenant under this Section 6.1.8 shall (i) be primary and (ii) insure Tenant's obligation to Landlord under Section 6.1.7 under a standard contractual liability endorsement. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease.

            b.   Worker's Compensation Insurance. To maintain in effect Worker's
                 -------------------------------
Compensation Insurance (including Employees' Liability Insurance) in the statutory amount covering all employees of Tenant employed or performing services at the Premises, in order to provide the statutory benefits required by the laws of the state in which the Premises are located.

            c.   Automobile Liability Insurance. To maintain in effect
                 ------------------------------
Automobile Liability Insurance, including but not limited to, passenger liability, on all owned, nonowned, and hired vehicles used in connection with the Premises, with a combined single limit per occurrence of not less than One Million Dollars ($1,000,000) per vehicle for injuries or death of one or more persons or loss or damage to property.

            d.   Personal Property Insurance. To maintain in effect Personal
                 ---------------------------
Property Insurance covering Tenant's personal property and trade fixtures from time to time in, on, or at the Premises, in an amount not less than 100% of the full replacement cost, without deduction for depreciation, providing protection against events protected under "All Risk Coverage," as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from the Personal Property Insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision herein.

            e.   Business Interruption Insurance. To maintain in effect Business
                 -------------------------------
Interruption Insurance, providing in the event of damage or destruction of the Premises an amount sufficient to sustain Tenant for a period of not less than one year for: (i) the net profit that would have been realized had Tenant's business continued; and (ii) such fixed charges and expenses as must necessarily continue during a total or partial suspension of business to the extent to which they would have been incurred had no business interruption occurred, including, but not limited to, interest on indebtedness of Tenant, salaries of executives, foremen, and other employees under contract, charges under noncancelable contracts, charges for advertising, legal or other professional services, taxes and rents that may still continue, trade association dues, insurance premiums, and depreciation.

             f.  General Insurance Provisions.
                 ----------------------------

                 (i) Any insurance which Tenant shall be required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than 30 days' written notice prior to any cancellation or modification of such coverage.

                 (ii) Prior to the earlier of Tenant's entry into the Premises or the Commencement Date, Tenant shall deliver to Landlord an insurance company certificate that Tenant maintains the insurance required by Sections 6.1.8(a)-
(e) and not less than 30 days prior to the expiration or termination of any such insurance, Tenant shall deliver to Landlord renewal certificates therefor. Tenant shall provide Landlord with copies of the policies promptly upon request from time to time. If Tenant shall fail to deliver any certificate or renewal certificate to Landlord required under this Lease within the prescribed time period or if any such policy shall be canceled or modified in a manner materially adverse to Landlord during the Lease Term without Landlord's consent, Landlord may, after notice and the expiration of the applicable grace period, obtain such insurance, in which case Tenant shall reimburse Landlord, as Additional Rent, for the cost of procuring such insurance within 10 days after receipt of a statement of the cost of such insurance. Each time, if any, Tenant exercises a renewal right pursuant to Article 10 of this Lease, Landlord shall have the right to reasonably adjust or modify the terms of Tenant's insurance requirements hereunder.

                 (iii) Tenant shall maintain all insurance required under this Lease with companies having a "General Policy Rating" of A-X or better, as set forth in the most current issue of the Best Key Rating Guide. Landlord and Tenant, on behalf of themselves and their insurers, each hereby waive any and all rights of recovery against the other, or against the officers, partners, members, employees, agents, or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage shall be covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. All property insurance carried by either party shall contain a waiver of subrogation against the other party to the extent such right shall have been waived by the insured party prior to the occurrence of loss or injury.

     6.1.10  Landlord's Right of Entry. To permit Landlord and Landlord's agents
             -------------------------
entry upon reasonable advance notice and without material interference with Tenant's use of the Premises: to examine the Premises at reasonable times and, if Landlord shall so elect, to make repairs or replacements as required or permitted by this Lease; to remove, at Tenant's expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing (to the extent required under this Lease); and to show the Premises to prospective tenants during the 12 months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times.

     6.1.11  Loading. Not to place Tenant's property (as described in Section
             -------
6.1.12), upon the Premises so as to exceed the floor load capacities; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other types of vibration eliminators sufficient to eliminate such vibration or noise,

     6.1.12  Landlord's Costs. In case Landlord shall be made party to any
             ----------------
litigation commenced by or against Tenant or by or against any parties in possession of the Premises or any part thereof claiming under Tenant, except any litigation arising out of a breach by Landlord of its obligations under this Lease or the negligence or willful misconduct of Landlord or its agents, employees or contractors (unless Landlord is the prevailing party in such litigation), to pay, as Additional Rent, all reasonable costs including, without implied imitation, reasonable counsel fees incurred by or imposed upon Landlord in connection with such litigation and, as Additional Rent, also to pay all such costs and fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease.

     6.l.l3  Tenant's Property. All the furnishings, fixtures, equipment,
             -----------------
effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, unless due to the gross negligence of Landlord.

     6.1.14  Labor or Materialmen's Liens. To pay promptly when due the entire
             ----------------------------
cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors; not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises; and to discharge any such liens which may so attach within five business days after receiving notice of such liens. Notwithstanding the foregoing, if Tenant is in a dispute with another party with respect to work performed at the Premises, Tenant may withhold payment provided that Tenant posts a bond reasonably acceptable to Landlord pending the resolution of such dispute.

     6.l.l5  Holdover. (A) (i) For the first two months or portion thereof that
             --------
Tenant shall retain possession of the Premises, to pay Landlord 150% of the total of the Base Rent and Additional Rent then applicable for each month or portion thereof and (ii) thereafter, to pay Landlord 200% of the greater of the total of the Base Rent and Additional Rent then applicable for each month or portion thereof; and (B) also to pay all damages sustained by Landlord on account thereof. The provisions of this Subsection 6.1.15 shall not operate as a waiver by Landlord of the right of re-entry provided in this Lease.

                                  ARTICLE VII
                              CASUALTY AND TAKING

7.1  CASUALTY AND TAKING.

     In case during the Term all or any substantial part of the Premises, are damaged materially by fire or any other cause, or by action of public or other authority in consequence thereof, or are taken by eminent domain, either Landlord or Tenant shall have the right to terminate this Lease, by notice to Tenant within 30 days after the occurrence of the event giving rise to the election to terminate, which notice shall specify the effective date of termination which shall be not less than 30 nor more than 60 days after the date of notice of such termination. If Landlord does not terminate this Lease as provided above, Landlord shall use due diligence to restore the Premises, or, in case of a taking, what may remain thereof (excluding any items installed or paid for by Tenant which Tenant may be required or permitted to remove) into proper condition for use and occupation to the extent permitted by the net award of insurance or damages available to Landlord, and a just proportion of the Base Rent according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been restored by Landlord to such condition; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Base Rent and shall be abated for the remainder of the Term.

7.2  RESERVATION OF AWARD.

     Landlord reserves to itself any and all rights to receive awards made for damages to the Premises and the leasehold hereby created, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request. and hereby irrevocably designates and appoints Landlord its attorney- in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) trade fixtures installed by Tenant or anybody claiming under Tenant, at its own expense or (ii) relocation expenses recoverable by Tenant from such authority in a separate action.

                                 ARTICLE VIII
                              RIGHTS OF MORTGAGEE

8.1  SUBORDINATION.

     This Lease and all rights of Tenant hereunder shall be subject and subordinate in all respects to (a) all present and future ground leases, operating leases, superior leases, overriding leases and underlying leases and grants of term of the Premises or any portion thereof (collectively, including the applicable items set forth in Subdivision
(d) of this Section 8.1, the "Superior Lease") whether or not the Superior Lease shall also cover other lands or buildings, (b) all mortgages and building loan agreements, including leasehold mortgages, which may now or hereafter affect the Premises or the Superior Lease (collectively, including the applicable items set forth in Subdivisions (c) and (d) of this Section 8.1, the "Superior Mortgage"), whether or not any Superior Mortgage shall also cover other lands or buildings or leases, (c) each advance made or to be made under any Superior Mortgage, and
(d) all renewals, modifications, replacements, substitutions and extensions of the Superior Lease and any Superior Mortgage. Any holder of a Superior Mortgagee (a "Superior Mortgagee") may elect that this Lease shall have priority over such Superior Mortgage and, upon notification thereof by such Superior Mortgagee to Tenant, this Lease shall be deemed to have priority over such Superior Mortgage, whether this Lease is dated prior to or subsequent to the date of such Superior Mortgage. If, in connection with the obtaining, continuing or renewing of financing for which the Premises or the interest of the lessee under the Superior Lease represents collateral, in whole or in part, any bank, insurance company, pension fund or other lending institution shall request reasonable modifications of this Lease as a condition of its granting such financing, Tenant will not unreasonably withhold its consent thereto, provided that such modifications do not increase the Base Rent, materially and adversely increase the obligations of Tenant hereunder or materially and adversely affect Tenant's rights hereunder. Tenant agrees that it will take no steps to terminate this Lease or abate Rent payable hereunder without giving each lessor under a Superior Lease (a "Superior Lessor"), and any Superior Mortgagee requesting same, written notice of any default by Landlord and the opportunity to cure such default (without any obligation on the part of any such person to cure such default) within 45 days thereafter or, if such Superior Lessor or Superior Mortgagee commences such cure within 30 business days and diligently pursues such cure, such longer period as may be reasonably necessary to effect such cure. Landlord shall endeavor to obtain a subordination and non-disturbance agreement, in recordable form, for each present and future Superior Mortgagee or Superior Lessor.

8.2  SUCCESSOR LANDLORD.

     For purposes of this Section 8.2, the term "Successor Landlord" shall mean and include (i) any person, including but not limited to any Superior Lessor or Superior Mortgagee, who, prior to the termination of this Lease, acquires or succeeds to the interest of Landlord under this Lease through summary proceedings, foreclosure action, assignment, deed in lieu of foreclosure or otherwise, and (ii) the successors and assigns of any person referred to in clause (i) of this sentence. Upon any Successor Landlord's so acquiring, or so succeeding to, the interest of Landlord under this Lease, Tenant shall, at the election and upon the request of the Successor Landlord, fully attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease upon the then executory terms of this Lease, but only if such Successor Landlord is bound by a Non-Disturbance Agreement and only in accordance with such Non-Disturbance Agreement. No Successor Landlord shall be bound by any prepayment of rent or additional rent for more than one month in advance or any amendment or modification of this Lease made without the consent of the Superior Mortgagee or Superior Lessor from which such Successor Landlord derives its interest in this Lease or the Premises. Upon demand of any such Successor

Landlord, Tenant agrees to execute instruments to evidence and confirm the foregoing provisions of this Section reasonably satisfactory to any such Successor Landlord.


8.3  NO PREPAYMENT OR MODIFICATION, ETC.

     Tenant shall not pay Rent, or any other charge more than thirty days prior to the due date thereof; no prepayment of the Rent (except one monthly installment of Base Rent) or other charge, no assignment of this Lease and no agreement to modify the Lease so as to reduce the Rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be enforceable against any Superior Mortgagees unless consented to in writing by all Superior Mortgagees, if any.

                                   ARTICLE IX
                                    DEFAULT

9.1  EVENTS OF DEFAULT.

     There shall be an "Event of Default" hereunder if:

          (i) any default by Tenant continues after notice (describing such default in reasonable detail), (a) in case of the payment of Rent or any other monetary obligation to Landlord for more than 5 days (other than the first two times in a Lease Year that such a payment is more than 5 days late), (b) in case of the delivery of any document to Landlord for more than 10 days or (c) in any other case for more than 30 days and such additional time, if any, as is reasonably necessary to cure the default if the default is of such a nature that it cannot reasonably be cured in 30 days and Tenant diligently commences and continues to cure such default and completes such cure within 90 days; or

          (ii) if Tenant becomes insolvent, fails to pay its debts as they fall due, files a petition under any chapter of the U.S. Bankruptcy Code, 11 U.S.C, 101 et seq., as it may be amended (or any similar petition under any insolvency law of any jurisdiction), or if such petition is filed against Tenant and not dismissed within 60 days; or

          (iii) if Tenant proposes any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, makes an assignment or trust mortgage for benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property of Tenant and such appointment or taking is not dismissed within 60 days; or if the leasehold hereby created is taken on execution or other process of law in any action against Tenant.

     If there shall be an Event of Default hereunder, Landlord and the agents and servants of Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter while such Event of Default continues and without further notice, at Landlord's election, do any one or more of the following:

          (a) give Tenant written notice stating that the Lease is terminated, effective upon the giving of such notice or upon a date stated in such notice, as Landlord may elect, in which event the Lease shall be irrevocably extinguished and terminated as stated in such notice without any further action; or

          (b) with process of law, in a lawful manner enter and repossess the Premises and expel Tenant and those claiming through or under Tenant, and remove its and their effects, without being guilty of trespass, in which event the Lease shall be irrevocably extinguished and terminated at the time of such entry; or

          (c)  pursue any other rights or remedies permitted by law.

     Any such termination of the Lease shall be without prejudice to any remedies which might otherwise be used for arrears of Rent or prior breach of covenant, and in the event of such termination Tenant shall remain liable under this Lease as hereinafter provided. Tenant hereby waives all statutory rights (including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived, and Landlord, without notice to Tenant, may store Tenant's effects and those of any person claiming through or under Tenant at the reasonable expense and risk of Tenant and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

9.2  TENANT'S OBLIGATIONS AFTER TERMINATION.

     In the event that this Lease is terminated under any of the provisions contained in Section 9.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term. In calculating the rent reserved and the rental value, there shall be included, in addition to the Base Rent and all Additional Rent, the value of all other consideration agreed to be paid or performed by Tenant for said residue. Tenant further covenants as an additional and cumulative obligation after any such termination to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the next foregoing covenant, Tenant shall be credited with any amount paid to Landlord as compensation as provided in the first sentence of this Section 9.2 and also with the net proceeds of any rents obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without implied limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and
(ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

     Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.


                                   ARTICLE X
                 RIGHT OF RENEWAL; RIGHT OF FIRST NEGOTIATION

10.1  RENEWAL OPTIONS.

      10.1.1 Provided Tenant is not in default under this Lease and that no event or condition exists which with notice and the expiration of any grace period would constitute an Event of Default under this Lease at the time the option may be exercised and at the time the Renewal Period commences, Landlord grants Tenant options (the "Renewal Options") to extend this Lease with respect to all of the Premises for two additional consecutive periods of five years (each a "Renewal Period"). The first Renewal Option shall be exercised by Tenant delivering written notice to Landlord at least 9 months prior to the Expiration Date of the initial Term; provided that Tenant has exercised the first Renewal Option, the second Renewal Option may be exercised by Tenant delivering written notice to Landlord at least 9 months prior to the Expiration Date of the Term of the first Renewal Period.

      10.1.2 The rate of annual Base Rent (the "Renewal Rental Rate") for the first year of each Renewal Period shall be one hundred and three percent (103%) of the Base Rent in effect for the last Lease Year of the initial Term or preceding Renewal Period, as applicable, and shall increase by three percent (3%) for each year thereafter.

      10.1.3 Landlord and Tenant shall execute an amendment to this Lease within 30 days after the determination of the Renewal Rental Rate, which amendment shall set forth the extended Term and the Renewal Rental Rate. Except for the change in the rate of Base Rent, the Renewal Period shall be subject to all of the terms and conditions of this Lease.

      10.1.4 Neither any option granted to Tenant in this Lease or in any collateral instrument to renew or extend the Term, nor the exercise of any such option by Tenant, shall prevent Landlord from exercising any option or right granted or reserved to Landlord in this Lease or in any collateral instrument or that Landlord may otherwise have, to terminate this Lease or any renewal or extension of the Term either during the original Term or during the renewed or extended term. Any renewal or extension right granted to Tenant shall be personal to Tenant and may not be exercised by any assignee, subtenant or legal representative of Tenant. Any termination of this Lease shall serve to terminate any such renewal or extension of the Term, whether or not Tenant shall have exercised any option to renew or extend the Term. No option granted to Tenant to renew or extend the Term shall be deemed to give Tenant any further option to renew or extend.

10.2  RIGHT OF FIRST NEGOTIATION.

Provided Tenant is not in default under this Lease beyond any applicable grace or cure period and that no event or condition exists which with notice and the expiration of any grace period would constitute an Event of Default under this Lease at the time the option may be exercised, Landlord shall provide Tenant with a written notice (an "Availability Notice") of any space at the Property that is vacated by the prior tenant and is available to re-lease during the Term of this Lease. Tenant shall have a period (the "Negotiation Period") of 10 business days after receipt of the Availability Notice to negotiate with Landlord to lease such space. If Landlord and Tenant do not come to agreement during the Negotiation Period then Landlord shall be free to lease such space.


                                  ARTICLE XI
                                 MISCELLANEOUS

11.1  NOTICES FROM ONE PARTY TO THE OTHER.

      All notices, requests and other communications required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid or by a national overnight delivery service which maintains delivery records. Notices to Tenant and Landlord shall be delivered to the address specified in Article I above. All notices shall be effective upon delivery (or refusal to accept delivery). Either party may change its notice address upon notice to the other party.

11.2  BIND AND INURE.

      The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Landlord named herein and each successive owner of the Property shall be liable only for the obligations accruing during the period of its ownership. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Property and the proceeds of any insurance or action in the nature of eminent domain relating to the Property, but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee, member, beneficiary, agent or advisor of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Property, and the proceeds of any insurance or action in the nature of eminent domain relating to the Property remedies upon an event of default hereunder, and the general assets of the individual partners, trustees, stockholders, officers, employees, members or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

11.3  NO SURRENDER.

      The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

11.4  NO WAIVER, ETC.

      The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Base Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord, unless such waiver is in writing and signed by Landlord. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

11.5  NO ACCORD AND SATISFACTION.

      No acceptance by Landlord of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest installment of such Rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to

Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

11.6  CUMULATIVE REMEDIES.

      The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

11.7  LANDLORD'S RIGHT TO CURE.

      If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. Except in the case of an emergency (for which no notice is required), Landlord shall give Tenant two business days' prior written notice that it will be entering the Premises to perform such obligation. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of 4% per annum in excess of the then average prime commercial rate of interest being charged by BankBoston) and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be Additional Rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

11.8  ESTOPPEL CERTIFICATE.

      Tenant agrees, from time to time, upon not less than 10 days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect; that, to Tenant's knowledge, Tenant has no defenses, offsets or counterclaims against its obligations to pay the Rent and to perform its other covenants under this Lease; that to the extent true, there is no default or Event of Default then existing and Tenant has not received a notice of any alleged default by Tenant under the Lease; that the Lease has not been modified or amended (or, if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications, and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); the dates to which the Base Rent, Additional Rent and other charges have been paid; and such other factual matters as Landlord may reasonably request. Any such statement delivered pursuant to this Section 11.8 shall be in a form reasonably acceptable to and may be relied upon by any prospective purchaser or mortgagee of premises which include the Premises or any prospective assignee of any such mortgagee.

11.9  WAIVER OF JURY TRIAL.

THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY(IES) AGAINST ANY OTHER PARTY(IES) ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP OF THE PARTIES CREATED HEREUNDER.

11.10 ACTS OF GOD.

      In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties not limited to the Premises or Tenant's or Landlord's business operations, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

11.11 BROKERAGE.

      Tenant represents and warrants that it has dealt with no broker in connection with this transaction other than the Brokers and agrees to defend, with counsel reasonably approved by Landlord, indemnify and save Landlord harmless from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by a broker or agent, other than the Brokers, with respect to Tenant's dealings in connection with this Lease. Landlord represents and warrants to Tenant that it has dealt with no broker in connection with this transaction other than the Brokers and agrees to defend, with counsel reasonably approved by Tenant, indemnify and save Tenant harmless from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by a broker or agent with respect to Landlord's dealings in connection with this Lease.

11.12 SUBMISSION NOT AN OFFER.

      The submission of a draft of this Lease or a summary of some or all of its provisions does not constitute an offer to lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy has been delivered to each of them.

11.13 APPLICABLE LAW AND CONSTRUCTION.

      This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

      There are no oral or written agreements between Landlord and Tenant affecting this Lease, except as specified in this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

      The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease,

      Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively to there be more than one tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.

11.14 SECURITY DEPOSIT.

Tenant has deposited with Landlord the Security Deposit as security for the full, faithful and punctual performance by Tenant of all of the terms of this Lease, whether in cash or by delivery to Landlord of a clean, irrevocable letter of credit in the amount of the Security Deposit. In the event Tenant defaults in the performance of any of the terms of this Lease, including the payment of Rent, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Rent or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms of this Lease, including any damages or deficiency in the re-letting of the Premises, whether accruing before or after summary proceedings or other re-entry by Landlord. In the case of every such use, application or retention, Tenant shall, on demand, pay to Landlord the sum so used, applied or retained which shall be added to the Security Deposit so that the same shall be replenished to its former amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep such deposit separate from its general accounts and Tenant shall not be entitled to interest on the Security Deposit. The Security Deposit shall not be deemed a limitation on Landlord's damages or a payment of liquidated damages or a payment of the monthly Rent due for the last month of the Term of this Lease. If Tenant shall fully and punctually comply with all of the terms of this Lease, the Security Deposit, or so much of it as has not been applied by Landlord, shall be returned to Tenant, without interest or other increment for its use, after the termination of this Lease and after delivery of exclusive possession of the Premises to Landlord. In the event of a sale or lease of the Building, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee and Landlord shall immediately be released by Tenant from all liability for the return of such Security Deposit; and Tenant agrees to look solely to the new owner or landlord for the return of said Security Deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new owner or landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as the Security Deposit and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or encumbrance. This Lease does not create a trust relationship between Landlord and Tenant with respect to such Security Deposit, and Landlord shall be entitled to treat such Security Deposit as Landlord's own property, subject only to Tenant's right to receive repayment of it as and to the extent provided in this Section.

     If the Security Deposit is in the form of an unconditional, irrevocable letter of credit, such letter of credit shall be issued by a financial institution acceptable to Landlord and in the form of Exhibit C attached hereto.
                                                      ---------
The letter of credit shall be renewed by Tenant at least 30 days prior to expiration and shall remain in effect until 90 days after the scheduled end of the Term of the Lease, as such Term may be renewed or extended. If such letter of credit is not so renewed at least 30 days prior to expiration, Landlord shall have the right, without notice to Tenant, to draw the entire amount of such letter of credit and hold such amount as a cash Security Deposit under the terms of this Section 11.14. Landlord shall provide written notice to Tenant , concurrently with Landlord's notice to the issuer of the letter of credit, that Landlord is drawing on the letter of credit which notice shall state the amount being drawn.

11.15 SIGNS.

      Tenant may install, at its sole cost and expense, signs on the exterior of the Building and on the canopy over the main entrance to the Premises. All signage must comply with all applicable laws, codes and regulations, including, without limitation, zoning and building codes. Tenant shall be responsible for obtaining all necessary permits and approvals. The location, materials, design and method of installation of all signage shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld.

                        SIGNATURES FOLLOW ON NEXT PAGE

      EXECUTED as a sealed instrument in two or more counterparts on the day and year first above written.

LANDLORD:

BOULDER 38/th/ LLC

By:   Boulder Campus LLC, Manager

      By:   MSC Boulder LLC, Primary Member


            By: /s/ John H. Baxter
                ---------------------------
                Name: John H. Baxter
                Title: Member


TENANT:

GENOMICA CORPORATION


  By: /s/ Dan Hudspeth
      ---------------------------
      Name: Dan Hudspeth
      Title: CFO

                                   EXHIBIT A
                               PLAN OF PREMISES

                                   EXHIBIT B
                                  WORK LETTER


      THIS WORK LETTER AGREEMENT ("Work Letter") is entered into as of the ____ day of _______, 1999 by and between BOULDER 38TH LLC ("Landlord"), and GENOMICA CORPORATION ("Tenant").

                                   RECITALS

A. Concurrently with the execution of this Work Letter, Landlord and Tenant have entered into the Lease covering certain Premises more particularly described in the Lease. All terms not defined herein have the same meaning as set forth in the Lease.

B. In order to induce Tenant to enter into the Lease and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

      1.   LANDLORD'S WORK. As used in the Lease and this Work Letter Agreement,
           ---------------
the term "Landlord's Work" means those items of general tenant improvement construction shown on the Final Plans (described in Paragraph 4(b) below), including, but not limited to, partitioning, doors, ceilings, floor coverings, wall finishes (including paint and wall coverings), electrical (including lighting, switching, telephones, outlets, etc.), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork and distribution of Building services such as sprinkler and electrical service. All Landlord's Work and components thereof shall at all times be and remain the sole property of Landlord. Landlord, at its sole cost, shall erect the walls demising the Premises, and shall separate the utilities serving the Premises.

      2.   CONSTRUCTION REPRESENTATIVES. Landlord appoints the following
           ----------------------------
person(s) as Landlord's representative ("Landlord's Representative") to act for Landlord in all matters covered by this Work Letter:

           James M. Halliday
           Great Point Investors LLC
           265 Franklin Street, 18/th/ floor
           Boston, MA 02110
           617.526.8800

and

           Doug McDonald
           Bancroft Capital Advisors, Inc
           1112 Ocean Drive, Suite 300
           Manhattan Beach, CA 90266
           310.318.9120

Tenant appoints the following person(s) as Tenant's representative ("Tenant Representative") to act for Tenant in all matters covered by this Work Letter.

           Dan Hudspeth, CFO

           Genomica Corporation
           ____________________
           ____________________

All communications with respect to the matters covered by this Work Letter are to be made to Landlord's Representative or Tenant's Representative, as the case may be, in writing, in compliance with the notice provisions of the Lease. Either party may change its representative under this Work Letter at any time by written notice to the other party in compliance with the notice provisions of the Lease.

      3.   DESIGN AND CONSTRUCTION. All Landlord's Work shall be performed by
           -----------------------
contractors selected and engaged by Landlord. All bids shall be reviewed with Tenant on an open book basis. Landlord shall engage a registered professional architect of its choice to design the interior space of the Premises (the "Architect").

      4.   WORK SCHEDULE. Attached hereto as Schedule 1 is a schedule (the "Work
           -------------                     ----------
Schedule") which sets forth the timetable for the planning and completion of the installation of the Landlord's Work. The Work Schedule has been approved by both Landlord and Tenant.

      5.   TENANT IMPROVEMENT PLANS.
           ------------------------

      (a)  Preparation of Final Plans. In accordance with the Work Schedule, the
           --------------------------
Architect will prepare complete architectural plans and complete, fully-engineered construction drawings and specifications for all of Landlord's Work, including mechanical, electrical, plumbing and structural elements (collectively the "Final Plans"). The Final Plans will show: (i) the subdivision (including partitions and walls), layout, lighting, finish and decoration work (including carpeting and other floor coverings) for the Premises; (ii) all internal and external communications and utility facilities which will require the installation of conduits or other improvements from the base Building shell; and
(iii) all other specifications for Landlord's Work. The Final Plans will be submitted to Landlord for Landlord's approval and to Tenant for Tenant's approval. The parties agree to advise each other in writing of any disapproval of the Final Plans within five business days of receipt thereof. If either party in its reasonable discretion does not approve the Final Plans, the Architect will redesign the Final Plans incorporating the revisions reasonably requested. Within ten business days of submission of the Final Plans, Landlord shall provide Tenant with a written summary (the "Excess Cost Summary") of the cost of the Landlord's Work, based on the Final Plans, that is in excess of the Tenant Improvement Allowance (defined below) ("Excess Costs"). Tenant agrees to advise Landlord in writing of any disapproval of the Excess Cost Summary, and the reasons therefor within five business days of receipt thereof. If Tenant fails to timely deliver to Landlord Tenant's written disapproval of the Excess Cost Summary, the Excess Cost Summary shall be deemed approved by Tenant. If the revised Excess Cost Summary is timely disapproved by Tenant pursuant to this paragraph, Tenant shall provide to Landlord a written explanation of the reason(s) for such disapproval concurrently with its disapproval, and the Excess Cost Summary, as appropriate, shall be promptly revised and resubmitted to Tenant for approval. If Tenant fails to provide a written explanation as and when required by this paragraph, the Excess Cost Summary shall be deemed approved by Tenant. Tenant agrees to approve in writing the revised

Excess Cost Summary within five business days of its receipt thereof. If Tenant fails to timely deliver to Landlord written approval of the Excess Cost Summary, the Excess Cost Summary shall be deemed approved by Tenant. Tenant's approval of the Excess Cost Summary shall constitute Tenant's agreement to pay Landlord the Excess Costs.

      (b)  Requirements of the Final Plans. The Final Plans will include
           -------------------------------
locations and complete dimensions, and Landlord's Work, as shown on the Final Plans, will: (i) be compatible with the Building shell and with the design, construction and equipment of the Building; (ii) comply with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction, and all applicable insurance regulations; and (iii) be of a nature and quality consistent with the overall objectives of Landlord for the Building, as determined by Landlord in its reasonable but subjective discretion.

      (c)  Submittal of Final Plans. Once approved, the Architect will submit
           ------------------------
the Final Plans to the appropriate governmental agencies for plan checking and the issuance of a building permit. The Architect will make any changes to the Final Plans which are requested by the applicable governmental authorities to obtain the building permit. Any changes requested by governmental authorities will be made only with the prior written approval of Landlord, and only if Tenant agrees to pay any excess costs resulting from the design and/or construction of such requested changes (the "Additional Costs"). Landlord shall revise the Excess Cost Summary by increasing the Excess Costs by the amount of the Additional Costs resulting from plan modifications required by any governmental authority. Tenant hereby acknowledges that any such changes will be subject to the terms of Section 5 below. Any Additional Costs are to be paid by Tenant to Landlord within ten days after receipt by Tenant of an invoice for such Additional Costs from Landlord.

      6.   PAYMENT FOR LANDLORD'S WORK.
           ---------------------------

      (a)  Tenant Improvement Allowance and Excess Costs. Landlord shall pay for
           ---------------------------------------------
Landlord's Work up to a maximum of the Tenant Improvement Allowance. The Tenant Improvement Allowance shall only be used for:

           (i) Payment to the Architect for all usual space planning, design and architectural fees, including, without limitation, all reasonable architectural and engineering costs of preparing the Final Plans, including mechanical, electrical, plumbing and structural drawings, and all other aspects necessary to complete the Final Plans.

           (ii) Payment of plan check, permit and license fees relating to construction of Landlord's Work.

           (iii) Construction of Landlord's Work, including, without limitation, the following:

                 (A) Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items;

                 (B) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work to be installed within the Premises;

                 (C) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour air conditioning;

                 (D) Any additional tenant requirements including, but not limited to, air quality control, special heating, ventilation and air conditioning, noise or vibration control or other special systems;

                 (E) All fire and life safety control systems such as fire walls, sprinklers, fire alarms, including piping and wiring, installed within the Premises;

                 (F) All plumbing, including fixtures and pipes, to be installed within the Premises;

                 (G)  Testing and inspection costs; and

                 (H) Contractor's fees, including, but not limited to, any fees based on general conditions.

           (iv) All other costs to be reasonably expended by Landlord in the construction of Landlord's Work.

      (b)  Changes. If, after the Final Plans and the Excess Costs Summary have
           -------
been approved by Landlord and Tenant, as applicable, Tenant requests any changes or substitutions to the Final Plans or to Landlord's Work during construction, Tenant shall complete a change order request form approved by Landlord and forward it to Landlord's representative. All such changes shall be subject to Landlord's prior written approval in accordance with Paragraph 11. Prior to commencing any change, Landlord shall prepare and deliver to Tenant, for Tenant's approval, a change order setting forth the total cost of such change, which shall include associated architectural, engineering, construction contractor's costs and fees, and completion schedule changes. If Tenant fails to approve such change order within five business days after delivery by Landlord, Tenant shall be deemed to have withdrawn the proposed change and Landlord shall not proceed to perform the change. Any additional costs related to such change are to be paid by Tenant to Landlord within ten days after receipt by Tenant of an invoice for such additional costs from Landlord.

      (c)  Payment of Excess Costs. Prior to the commencement of Landlord's Work
           -----------------------
and within 10 days of approval, or deemed approval, of the Excess Cost Summary by Tenant, Tenant shall pay to Landlord the Excess Costs. If the amount of the Excess Costs changes as a result of a change order, Tenant shall pay such increased amount within 10 days of receipt by Tenant of an invoice, together with reasonable supporting documentation, for such increased costs.

      (d)  Credit. Unless specifically set forth herein, Tenant shall not be
           ------
entitled to any credit for any portion of the Tenant Improvement Allowance which is not used.

      7.   CONSTRUCTION OF LANDLORD'S WORK. Until Landlord approves the Final
           -------------------------------
Plans, Tenant approves the Excess Cost Summary and pays the Excess Costs to Landlord, and all necessary permits have been obtained from the appropriate governmental authorities, Landlord will be under no obligation to cause the construction of any of Landlord's Work. Once the foregoing conditions have been met, Landlord's contractor will commence and diligently proceed with the construction of the Landlord's Work pursuant to the terms of a [negotiated bid] contract between Landlord and Landlord's contractor calling for the completion of Landlord's Work in a good and workmanlike manner conforming to all applicable Legal Requirements, subject to Tenant Delays (as described in Paragraph 8 below) and Force Majeure Delays (as described in Paragraph 9 below). The costs of Landlord's Work shall be paid as provided in Paragraphs 5 and 6 hereof. Construction inspections will be made periodically by qualified Landlord employees or subcontractors and Tenant shall have the right to have qualified Tenant employees or subcontractors review compliance of Landlord's Work with the Final Plans.

      8.   TENANT DELAYS. For purposes of this Work Letter, "Tenant Delays"
           -------------
means any delay in the completion of the Landlord's Work resulting from any or all of the following:

      (a) Tenant's failure to timely perform any of its obligations pursuant to this Work Letter, including any failure to approve any item or complete, on or before the due date therefor, any action item which is Tenant's responsibility pursuant to this Work Letter or the Work Schedule;

      (b)  Change orders requested by Tenant after approval of the Final Plans;

      (c) Any delay of Tenant in making payment to Landlord for any costs due from Tenant under this Work Letter or the Lease; or

      (d) Any other act or failure to act by Tenant, Tenant's employees, agents, architects, independent contractors, consultants and/or any other person performing or required to perform services on behalf of Tenant.

      9.   FORCE MAJEURE DELAYS. For purposes of the Work Letter, "Force Majeure
           --------------------
Delays" means any and all causes beyond Landlord's reasonable control, including, without limitation, delays caused by Tenant, other tenants, governmental regulation, governmental restriction, strike, labor dispute, riot, accident, mechanical breakdown, shortages of or inability to obtain labor, fuel, steam, water, electricity or materials, acts of God, war, enemy action, civil commotion, fire or other casualty.

      10.  APPROVALS. Whenever any party under this Work Letter must reasonably
           ---------
grant its approval such party shall also not unreasonably delay or condition its approval. Unless otherwise required by the terms of this Work Letter, any approval shall be deemed granted unless such party responds within seven days after its receipt of the items for which approval is sought. Any such request to the Landlord shall be sent in writing to each of the people listed as the Landlord's Representative in Section 2 above, provided, however, any approval needs to be signed by James M. Halliday.

      11.  LANDLORD'S APPROVAL. Landlord, in its sole discretion, may withhold
           -------------------
its approval of the Final Plans, change orders or other documents or plans that:

      (a) Exceeds or adversely affects the structural integrity of the Building, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication, or other systems of the Building;

      (b) Is not approved by any Superior Mortgagee or Superior Lessee at the time the work is proposed;

      (c) Would not be approved by a prudent owner of property similar to the Building;

      (d) Violates any agreement which affects the Building or the Land or binds the Landlord;

      (e) Landlord believes will reduce the market value of the Premises or the Building at the end of the Term of the Lease; or

      (f) Does not conform to the applicable building code or is not approved by any governmental, quasi-governmental, or utility authority with jurisdiction over the Premises.

      12.  DEFAULTS BY TENANT. In the event of any default by Tenant with
           ------------------
respect to any of the provisions of this Work Letter or any other agreement with Landlord relating to construction in or about the Premises, Landlord may, in addition to exercising any other right or remedy Landlord may have, treat such default as a default by Tenant under the Lease and exercise any or all rights available under the Lease in connection therewith, including, if applicable, the right of termination. In the event of any termination of the Lease by Landlord, Landlord may elect in its absolute discretion, with respect to any work performed by or on behalf of Tenant prior to the date of such termination, to either:

      (a) retain for its own use part or all of any such work, without compensation to Tenant therefor; or

      (b) demolish or remove part or all of any such work and restore part or all of the Premises to its condition prior to the initial tender of possession thereof to Tenant, in which event Tenant shall reimburse Landlord upon demand for all costs reasonably incurred by Landlord in connection with such demolition, removal and/or restoration.

IN WITNESS WHEREOF, the undersigned Landlord and Tenant have caused this Work Letter to be duly executed by their duly authorized representatives as of the date of the Lease.


LANDLORD:

BOULDER 38TH LLC

By:  Boulder Campus LLC, Manager

     By:  MSC Boulder LLC, Primary Member


          By: __________________________
              Name:
              Title:


TENANT:

GENOMICA CORPORATION


By: __________________________
    Name:
    Title:

                                  Schedule 1

                                 Work Schedule

                                   EXHIBIT C

                            [On Bank's Letterhead]

                         IRREVOCABLE LETTER OF CREDIT



                                                  _____________, 1999


Irrevocable Letter of Credit No._________


Beneficiary
-----------


Boulder 38/th/ LLC
c/o Great Point Investors LLC
265 Franklin Street, 18/th/ floor
Boston, MA 02110
Attn: John H. Baxter

Applicant
---------
[TENANT NAME AND ADDRESS]

Expiration Date:  ____________________
---------------

Ladies and Gentlemen:

_________________________ ("Issuer") hereby issues our unconditional and irrevocable Letter of Credit No._______ in Beneficiary's favor in the amount of _____________________ U.S. Dollars ($_______________) available by your sight drafts drawn on us and accompanied by a written statement signed on behalf of Boulder 38/th/ LLC, its successors or assigns, stating as follows:

      "The undersigned certifies that Boulder 38/th/ LLC and/or its successors and assigns is entitled to draw under the Irrevocable Letter of Credit No.______ pursuant to the terms of a Lease, dated ___________, 1999, between Boulder 38/th/ LLC and _________________________."


Partial drawings are permitted.

We engage with you that all drafts drawn under and in compliance with the terms of this Irrevocable Letter of Credit will be duly honored if presented to us on or before the expiration date set forth above. Any draft drawn by you under this Irrevocable Letter of Credit must bear the clause "Drawn on Irrevocable Letter of Credit No. _______ of _____________________".

It is a condition of this Irrevocable Letter of Credit that it shall be deemed automatically extended without amendment for additional successive one year periods from the expiration date hereof, or any future expiration date, unless 60 days prior to any expiration date we notify you by certified mail, return receipt requested or overnight courier that we elect not to consider this Irrevocable Letter of Credit renewed for any such additional period.

This Irrevocable Letter of Credit is fully transferable and assignable by Beneficiary. Beneficiary shall send a written request to Issuer to assign or transfer this Irrevocable Letter of Credit and upon presentation of this Irrevocable Letter of Credit, as it may be amended, to Issuer, Issuer shall re-issue this Irrevocable Letter of Credit in the then outstanding amount in favor of Beneficiary's successor, assign or transferee. Any subsequent successor, assignee or transferee of this Letter of Credit may also assign this Letter of Credit as provided for herein.

Partial drawings and reductions are permitted.

This Irrevocable Letter of Credit sets forth in full the terms of our undertaking, and such undertaking shall not in any way be limited, modified, amended or amplified, except by a written document executed by the parties hereto.

Except as otherwise expressly stated herein, this Irrevocable Letter of Credit is subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

Very truly yours,

____________________________


By:________________________
   Name:
   Title:

                                      C-1